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                                                                   Exhibit 23.01



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-71462, Form S-8 No. 333-05253, Form S-8 No. 333-15191 and
Form S-8 No. 333-61997) pertaining to Occupational Health + Rehabilitation Inc of our report, dated March 27, 2000, with respect to the consolidated financial statements and schedule of Occupational Health + Rehabilitation Inc included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                              ERNST & YOUNG LLP


Boston, Massachusetts
March 27, 2000